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                                                                   Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference and inclusion in this registration statement on Form S-4 (File No. 333-19077) of our report dated January 29, 1997, except for Note 7 as to which the date is March 21, 1997 and Note 19 as to which the date is March 4, 1997, on our audits of the consolidated financial statements and financial statement schedules of SunSource L.P. We also consent to the reference to our firm under the caption "Experts."






                                            /s/ COOPERS & LYBRAND L.L.P.
                                            -------------------------------
                                            COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 3, 1997